Exhibit 10.1

INTERNATIONAL CUMO MINING CORPORATION
INCENTIVE STOCK OPTION AGREEMENT DATED SEPTEMBER 30, 2022

This incentive stock option agreement (the “Agreement”) is entered into this 30th day of September, 2022 by and between International Cumo Mining Corporation (“the Company”), an Idaho corporation, and[_____] (the “Optionee”).

WHEREAS, the optionee is an employee of the Company.

WHEREAS, the Company wishes to grant Optionee stock options which vest upon the achievement by the Company of certain hereinafter set forth milestones as a means to both further compensate the Optionees for his services to the Company and to more closely align the Optionee’s interests to those of the Company’s non-affiliated shareholders.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Grant of Incentive Stock Options.

(a) The company grants to Optionee, as additional compensation for his services, an option (the “Option”) to purchase up to an aggregate of [_____] shares of the company’s common stock (“Common Stock”), which shall be subject to vesting based upon the achievement of milestones set forth in Section 2 below. The option is intended to be an Incentive Stock Option as defined by the Internal Revenue Code of 1986, as amended.

(b) The Optionee acknowledges his understanding that the continuation of his employment with the Company and the devotion of substantial time and effort to the business of the Company is a material consideration in the determination by the Board of Directors to grant the Optionee the Option. In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or shall interfere with or restrict in any way the rights of the Company, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company and the Optionee.

2.	Vesting of the Option.

(a)	Vesting Milestones

(i)	The Option shall vest as follows:

(A) 20%, or the right to purchase [_____] shares of Common Stock, shall vest immediately upon signature of this Incentive Stock Option Agreement.

(B) 20%, or the right to purchase [_____] shares of Common Stock, shall vest upon completion of a reverse merger with a US company trading on the US OTC stock market.

(C) 20%, or the right to purchase[_____] shares of Common Stock, shall vest upon the issuance by the company of a revised Preliminary Economic Assessment (“PEA”).

(D) 20%, or the right to purchase [_____] shares of Common Stock, shall vest upon the Company’s receipt of official notice of listing of its Common Stock to the NASDAQ or NYSE American stock exchange.

(E) 20%, or the right to purchase [_____] shares of Common Stock, shall vest upon the company raising a minimum of $5,000,000 of investment capital.

(b) Exercisability of the Option. The Option may only be exercised to the extent that such Option shall have become vested and exercisable. The conditions to vesting set forth in Sections 2(a) and 2(b) hereof require continued employment of the Optionee by the Company through each applicable vesting date as a condition to the vesting of the applicable portion of the Option. Regardless of the reason(s) for termination of the Optionee’s employment or services, employment or services for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits under this Agreement.

3.	Exercise Period; Exercise Price; Cashless Exercise.

(a) Exercise Period. Once vested, that portion of the Option will be exercisable by the Optionee at any time before December 31, 2027 (the “Exercise Period”). If not exercised by the Optionee during the Exercise Period, any vested portion of the Option will lapse and no longer be exercisable by the Optionee.

(b) Exercise Price. The initial exercise price of the Option shall be $.125 per share of Common Stock. Such price shall be subject to adjustment pursuant to the circumstances described in Section 4 below.

(c) Method of Exercise. In order to exercise the vested portion of the Option, the Optionee must deliver the Notice of Exercise attached hereto as Annex I, duly completed and executed by the Optionee, to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercises Price then in effect by the number of shares of Common Stock thereby purchased, as designated in the Notice of Exercise. Payment may be in cash, wire transfer or by check payable to the order of the Company in immediately available funds. The Option is only exercisable for a whole number of shares of Common Stock.

(d) Cashless Exercise. In lieu of exercising the vested portion of the Option for cash, the Optionee may elect to receive shares of Common Stock equal to the value (as determined below) of the exercised portion of the Option (the “Cashless Exercise”) with the properly endorsed Notice of Exercise with the Cashless Exercise election, in which event the Company shall issue to the Optionee that number of shares of Common Stock determined according to the following formula:

Y (A-B)
X =
A

Where	X = the number of shares of Common Stock to be issued to the Optionee Y = the number of shares of Common Stock for which the vested portion of the Option is being exercised
A = the average of the closing sale price as reported on the principal market for the Company’s Common Stock for the five (5) trading days immediately prior to (but not including) the exercise date of the Option
C = Exercise Price

(e) Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock, treasury shares, or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable when issued in accordance with the terms of the Agreement. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in the Agreement.

(f) Restricted Securities. The shares of Common Stock purchasable upon the exercise of the Option will constitute “restricted securities” under the federal securities laws inasmuch as they will be acquired from the Company in transactions not involving a public offering and, accordingly, may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption from such registration. The certificates representing the shares of Common Stock issuable upon the exercise of the Option shall bear an appropriate securities legend to the foregoing effect.

4. Adjustment of the Exercise Price and Number of Shares. If the Company shall at any time while the option is outstanding subdivide its outstanding Common Stock, by split or otherwise, or combine its outstanding Common Stock, the number of shares of Common Stock as to which the Option is exercisable as of the date of such subdivision, split, reverse split, or combination shall forthwith be proportionately increased in the case of a split, or proportionately decreased in the case of a reverse split. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase payable for the total number of shares of Common Stock purchasable under the Option shall remain the same.

5. Rights as a Shareholder. The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to the Optionee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

5. Certain Optionee Obligations. The Optionee is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of this Agreement or the Option, and the Optionee has relied on the advice of, or has consulted with, only its own accountants, attorneys and advisors. The Optionee is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Option. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Common Stock upon the exercise of the Option. The Company does not commit and is under no obligation to structure the Option to reduce or eliminate the Optionee’s tax liability.

6. Restrictions on Transfer of Option. This Agreement and Option shall not be transferable by the Optionee.

7. Incapacity. If the Optionee should die or become incapacitated prior to the expiration of the Option, the Optionee’s legal representatives may, within one year from Optionee’s death or incapacity, and prior to the expiration of the Option, exercise that portion of the Option which remain outstanding, after which time the Option shall terminate.

8. Reservation of Shares. With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Exercise Price, such number of shares of Common Stock as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

9.	Miscellaneous.

(a) Amendment. The company may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement would materially or adversely impair the Optionee’s rights or entitlements with respect to the Option shall be effective without prior written consent of the Optionee.

(b) Severability. In the event any parts of the Agreement are found to be void, the remaining provisions of the Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

(c) Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Ada County, Boise, Idaho (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding, and conclusive on all parties hereto for all purposes, and judgement may be entered thereon in any court having appropriate jurisdiction.

(d) Benefit. This Agreement shall be binding upon and inure to the benefit or the parties hereto and their legal representatives, successors and assigns.

(e) Notices and Addresses. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipients next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Robert Scannell, 155 Jamaica St, Tiburon, CA 94920 to the attention of the Board of Directors. Upon receipt of any communications delivered to the Board of Directors, the Optionee shall immediately deliver such communications to the independent members of the Board of Directors via email to the addresses regularly used for communications to such independent directors. All communications to the Optionee shall be sent to the Optionee’s address as set forth in the books and records of the Company, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this section.

(f) Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to the Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of the Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and expenses.

(g) Governing Law. The Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Idaho without regard to choice of law considerations.

(h) Entire Agreement. This agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

(j) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(k) Stop Transfer Orders. The Optionee agrees that, in order to ensure compliance with the restrictions set forth in this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (I) to transfer on its books any shares of the Company’s Common Stock that have been sold or otherwise transferred in violation of this Agreement or (ii) to treat the owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Common Stock shall have been so transferred.

(l) Conformity to Securities Laws. The Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first written above.

Optionee:	International Cumo Mining Corporation

By:
Name	Robert Scannell, Chief Financial Officer

NOTICE OF EXERCISE

To: International Cumo Mining Corporation

1. The undersigned Optionee hereby elects to purchase _________________ shares of Common Stock of International Cumo Mining Corporation, an Idaho corporation (the “Company”), pursuant to the terms of the Incentive Stock Option Agreement dated September 30, 2022 by and between the Company and Optionee (the “Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Agreement.

2. The Optionee shall make payment of the Exercise Price as follows (check one):

_______“Cash Exercise”

_______“Cashless Exercise”

If the Optionee is making a Cash Excercise, the Optionee is hereby delivering the sum of $_________________, in lawful money of the United States, to the Company in accordance with the terms of the Agreement.

If the Optionee is making a Cashless Exercise, the Company shall deliver to the Optionee _________________shares of Common Stock in accordance with the terms of the Agreement, which such amount is subject to verification by the Company.

IN WITNESS WHEREOF, the Optionee has executed this Notice of Extension as of the _______ day of _________________, _________________.